ORA ELECTRONICS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held September 21, 1999
                                   10:00 a.m.

To Our Stockholders:

The Annual Meeting of Stockholders of ORA Electronics, Inc. (the "Company"), will be held at The Chatsworth Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, California 91311, on Monday, September 21, 1999, at 10:00 a.m. P.D.T. for the following purposes:

1.    To elect four directors each to serve a one-year term;

2. To ratify the appointment by the Board of Directors of Richard & Hedrick as independent accountants of the Company for the fiscal year ending March 31, 2000; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on August 2, 1999, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

Whether or not you expect to attend the annual meeting, please mark, date and sign the accompanying proxy card and return it promptly in the envelope enclosed for that purpose.

                                    By Order of the Board of Directors


                                    By /s/ Matthew F. Jodziewicz
                                       -------------------------------
                                       Matthew F. Jodziewicz,
                                       Secretary

Chatsworth, California
August 23, 1999

                             ORA ELECTRONICS, INC.
                             9410 OWENSMOUTH AVENUE
                              CHATSWORTH, CA 91311

                                PROXY STATEMENT


GENERAL

      The accompanying proxy is solicited by and on behalf of the Board of Directors of ORA Electronics, Inc. ("ORA" or the "Company"), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. P.D.T. on September 21, 1999, at The Chatsworth Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, California 91311, and at any and all adjournments thereof.

      This Proxy Statement and accompanying proxy will first be mailed to stockholders on or about August 23, 1999. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding shares of the Company's common stock ("Common Stock") in their names or in the names of their nominees for their reasonable charges and expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such Common Stock.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only stockholders of record of Common Stock as of August 2, 1999, will be entitled to vote at the Annual Meeting. On July 28, 1999, there were 6,910,063 shares of Common Stock outstanding, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

      Assuming a quorum is present, the affirmative vote of a plurality of the votes cast will be required for the election of directors, and the affirmative vote of a majority of the votes cast will be required for the approval of Proposal 2 and to act on all other matters to come before the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting proposal, the sum of votes cast and abstentions are included. Abstentions with respect to any proposal are counted as "shares present" and have the effect of a vote "against" such proposal as to which they are specified. Broker non-votes with respect to any proposal are not considered "shares present" and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

      Shares may be voted cumulatively for the election of directors. If any stockholder gives notice before the vote is taken of intention to cumulate votes, then all stockholders will be entitled to cumulate their votes for election of directors. Cumulative voting allows a stockholder to cast a number of votes equal to the number of shares held as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the stockholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders.

REVOCABILITY OF PROXIES

      Proxies must be written, signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

DIRECTORS

      The Company's Bylaws authorize a Board of Directors (the "Board" or "Board of Directors") consisting of five people to be elected by the Company's stockholders each year. Currently the Board consists of four members, with one vacancy. The following table sets forth certain information concerning Board members as of July 28, 1999:



Name                         Principal Occupation                           Age
----                         --------------------                           ---

GERSHON N. COOPER            Mr. Cooper founded the Company's business       50
                             in 1974 and has been chairman of the
                             Board and President of the Company since its incorporation in 1979. He became
                             Chief Executive Officer of ORA in
                             December 1996.

JOHN M. BURRIS               Mr. Burris, a certified public accountant,      52
                             joined ORA in 1987 as its General
                             Manager in charge of accounting and
                             finances. From 1990 through November
                             1996 he continued to work in such
                             capacity, but as an independent
                             contractor. In December 1996, Mr.
                             Burris became ORA's Vice President
                             and Chief Financial Officer and an
                             employee and Director of the Company

Name                         Principal Occupation                           Age
----                         --------------------                           ---

MATTHEW F. JODZIEWICZ        Mr. Jodziewicz, a registered patent attorney,   50
                             joined ORA in March 1995 as in-house
                             counsel. He became Vice President of
                             Technology and Legal Affairs, Secretary
                             and a director in December 1996. Prior to joining ORA, Mr. Jodziewicz was in the private practice of law and provided legal services, primarily in the intellectual property area, to the
                             Company and other clients.

RUTH COOPER                  Ms. Cooper joined ORA upon its formation        47
                             in 1974 and has served in many
                             capacities. From the Company's
                             incorporation in 1979 to December 1996,
                             she was an Executive Vice President. She is the wife of Mr. Cooper.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors has not created any committees as of the date hereof, although it may do so in the future. The Board of Directors did not hold any regularly scheduled or special meetings during ORA's fiscal year ended March 31, 1999 ("Fiscal 1999"). The Board of Directors acted by unanimous written consent on seven occasions during Fiscal 1999.

DIRECTORS' COMPENSATION

      Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Directors who are not employees of the Company will receive a retainer fee of $1,000 per meeting attended. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board or committee meetings. Eligible non-employee directors will participate in the Company's 1996 Non-Employee Directors Stock Option Plan (the "Directors Plan") which provides for certain automatic grants of options to non-employee directors. Under the Directors Plan, each eligible non-employee director who has been elected or who is continuing to serve on the Board of Directors will receive an option to purchase an additional 500 shares of Common Stock on each anniversary of joining the Board. As of July 28, 1999, no options are outstanding under the Directors Plan.

MANAGEMENT

The following table sets forth certain information concerning the executive officers of the Company:

Name                          Age       Position
----                          ---       --------

Gershon N. Cooper             50        Chairman of the Board, Chief Executive
                                        Officer and President

John M. Burris                52        Vice President, Chief Financial Officer
                                        and Director

Matthew F. Jodziewicz         50        Vice President of Technology and Legal
                                        Affairs, Secretary and Director


Background information on Messrs. Cooper, Burris and Jodziewicz is set forth under "Directors" above.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the compensation for each of the last three years of the Chief Executive Officer and each of the most highly compensated executive officers (the "Named Executive Officers") who earned over $100,000 during the fiscal year ended Fiscal 1999.


                                   SUMMARY COMPENSATION TABLE
                                   --------------------------

                     Annual Compensation                                         Long Term
                     -------------------                                         ---------
                                                                                 Compensation
                                                                                 ------------
-------------------------------------------------------------------------------------------------------------
Name and Principal                                               Other           Securities
Positions                                                        Annual          Underlying      All Other
                     Fiscal      Salary          Bonus           Compensation    Options/SARs    Compensation
                     Year        ($)             ($)             ($)             (#)             ($)
-------------------------------------------------------------------------------------------------------------
Gershon N. Cooper    1999        330,000 (1)     -0-             41,376 (2)      -0-             -0-
President and Chief  1998        330,000 (1)     -0-             28,157 (3)      -0-             -0-
Executive Officer    1997        95,817  (1)     -0-             20,629 (4)      -0-             -0-

John M. Burris       1999        150,271         -0-             1,750           -0-             250 (6)
Vice President and   1998        160,386         -0-             4,200           -0-             250 (6)
Chief Financial      1997        88,800          -0-             1,400           30,000 (5)      -0-
Officer

Matthew F.           1999        120,694         -0-             -0-             -0-             250 (6)
Jodziewicz           1998        120,000         -0-             -0-             -0-             250 (6)
Vice President       1997        120,000         -0-             -0-             15,000 (5)      250 (6)
Technology and
Legal Affairs and
Secretary


(1) In December, 1996, Mr. Cooper entered into an Employment Agreement with the Company which set his annual salary at $330,000 per year.

(2) Of this amount, $29,376 represents a below market interest differential on loans by the Company to Mr. Cooper, and $12,000 represents an automobile allowance.

(3) Of this amount, $16,157 represents a below market interest differential on loans by the Company to Mr. Cooper, and $12,000 represents an automobile allowance.

(4) Of this amount, $15,023 represents a below market interest differential on loans by the Company to Mr. Cooper, and $5,606 represents an automobile allowance.

(5) These stock options were granted to Messrs. Burris and Jodziewicz pursuant to the terms of the Company's 1996 Stock Plan, as discussed below.

(6) Such amount was paid by the Company to the indicated Named Executive Officer pursuant to the terms of the Company's Profit Sharing 401(k) Savings Plan, as discussed below.

EXECUTIVE EMPLOYMENT AND SEPARATION AGREEMENTS

      Mr. Cooper entered into an employment agreement with the Company in December 1996 pursuant to which Mr. Cooper agreed to continue to serve as the Company's Chief Executive Officer and President. The agreement has a term of three years and contains a non-competition provision effective through the term of employment and for an additional three years from the end of such term. Pursuant to the agreement with Mr. Cooper, the Company will pay to Mr. Cooper a base salary of $330,000 per year (subject to increase, but not decrease, by the Board of Directors), an auto allowance of $1,000 per month and, at the discretion of the Board of Directors, a bonus. In addition, Mr. Cooper will also be entitled to certain fringe benefits. Commencing on the expiration of the term of the employment agreement, or earlier should the employment agreement be terminated prior to the end of the term, the Company and Mr. Cooper will enter into a three-year consulting agreement under which he will render certain consulting services for which the Company will pay an annual consulting fee of $250,000 per year. If Mr. Cooper is terminated other than for cause, death or disability, the Company will continue to pay Mr. Cooper an amount equal to his base salary then in effect for the remaining term of the agreement.

STOCK PLANS

      1996 STOCK PLAN. The 1996 Stock Plan was adopted by the Board of Directors and ratified by the Company's then-existing sole shareholder in December 1996.The total number of shares of Common Stock subject to issuance under the 1996 Stock Plan is 2,000,000 shares, subject to adjustments as provided in the 1996 Stock Plan. The 1996 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction.

      The 1996 Stock Plan is administered by the Company's Board of Directors or, when and if formed, the Compensation Committee of the Board of Directors (the "Committee"). Stock options may be granted by the Board of Directors or Committee on such terms, including vesting and payment forms, as it deems appropriate in its discretion; provided, that no option maybe exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85%, respectively, of the fair market value of the Common Stock at the time of grant. SARs may be granted by the Board of Directors or Committee on such terms, including payment forms, as the Board of Directors or Committee deems appropriate; provided, that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Board of Directors or the Committee. In the event of a change in control of the issuer, the Board of Directors or the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1996 Stock Plan continues until December 2006.

      During the fiscal year ended March 31, 1999, no stock options or stock appreciation rights were granted to, and no stock options previously granted were exercised by, any Named Executive Officers. The following table sets forth as of March 31, 1999, information as to the number of unexercised stock options (none of which are in-the-monetary options) held by certain Named Executive Officers.

AGGREGATED FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------
                                           Number of Securities
                                           Underlying Unexercised
                                           Stock Options at March 31, 1999
                                           (#)
Name                                       Exerciseable/Unexercisable
----                                       --------------------------
--------------------------------------------------------------------------------
John M. Burris                             15,000/15,000
--------------------------------------------------------------------------------
Matthew F. Jodziewicz                       7,500/7,500
--------------------------------------------------------------------------------


1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Company's 1996 Non-Employee Directors Stock Option Plan (previously defined as the "Directors Plan") was adopted by the Board of Directors and ratified by the Company's then-existing sole shareholder in December 1996. A total of 100,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 500 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a ten-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of the date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter; provided, that options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. If the Company is a party to a transaction involving a sale of substantially all of its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule.

PROFIT SHARING PLAN

      The Company has a defined contribution Profit Sharing 401(k) Savings
Plan (the "401(k) Plan") which covers substantially all of its employees. The 401(k)Plan became effective on January 1, 1992. Under the terms of the 401(k) Plan, employees can elect to contribute to the Plan, by salary reduction, up to 15% of their compensation, subject to certain Internal Revenue Service ("IRS") limitations then in effect. Additionally, the Company can, at its discretion, match 100% of the voluntary contributions, subject to applicable IRS limitations. The Company has received a determination letter from the IRS indicating that the 401(k) Plan is qualified within the terms of the applicable provisions of the Employee Retirement Income Security Act, as amended.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

      During Fiscal 1999, compensation decisions were made by the full Board of Directors or by Mr. Cooper as Chief Executive Officer.

      During Fiscal 1999, Mr. Cooper as Chief Executive Officer established base salaries for the executive officers.

BASE SALARY. During Fiscal 1999, the annual base salaries of the Company's Named Executive Officers, including the Chief Executive Officer, were at the levels set forth in the Executive Compensation Summary Compensation Table. The annual base salary levels were established by the Board based upon a subjective judgment with respect to appropriate levels of pay in relation to the executive officers' respective levels of responsibility and, when applicable, as required by contract.

ANNUAL BONUS.  No bonuses were paid out in Fiscal 1999.

EQUITY COMPENSATION.  No equity-based compensation was awarded in Fiscal 1999.

CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Chief Executive Officer's compensation for Fiscal 1999 consisted of a salary of $330,000, as determined by the Board of Directors, in addition to (a) $12,000 which was paid as an automobile allowance and (b) $29,376 which represents a below-market interest differential on loans by the Company to Mr. Cooper. Prior to December, 1996, the Chief Executive Officer was paid a salary of $15,000 per year with a bonus paid in March of each year. In December, 1996, the Chief Executive Officer entered into an Employment Agreement with the Company, and his salary was adjusted in accordance therewith.

POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(M). In 1993, the Code was amended to add Section 162(m). Section 162(m), and the regulations thereunder, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. At the present time, the Company's executive officer compensation levels do not exceed $1,000,000. The Board of Directors plans to take such actions in the future to minimize the loss of tax deductions related to compensation as they deem necessary and appropriate in light of specific compensation objectives.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      During its fiscal year ended March 31, 1996, the Company paid personal expenses on behalf of Mr. Cooper and Ms. Cooper totaling $243,982. Mr. Cooper is President and Chief Executive Officer of the Company and Ms. Cooper is a member of the Company's Board of Directors. Such amount was converted to a loan by the Company to the Coopers which is evidenced by a promissory note which bears interest at 5.05% per annum. Such loan was originally repayable on March 31, 1997. The Company has extended such loan until March 31, 2001. All principal and accrued interest is due and payable by the Coopers on such date. At March 31, 1999, the loan balance including accrued interest was $283,482.

      From April 1, 1996 to December 4, 1996, the Company paid personal expenses of the Coopers totaling $280,855. Such amount is evidenced by a promissory note which bears interest at 5.05% per annum. All principal and accrued interest under such note is due and payable by the Coopers to the Company on December 1, 1999. At March 31, 1999, the loan balance including accrued interest was $326,320.

      In December 1996, certain shares of Common Stock were issued after consummation of the merger of North American Energy of Delaware, Inc., with and into the Company (which merger was consummated on December 20, 1996) in complete satisfaction of approximately $4,368,130 of indebtedness, including $1,500,000 in trade payables (the "Trade Payables") due Jack D.W. Song, who as of July 28,1999, beneficially owned over 10% of the outstanding Common Stock.

      The Trade Payables were originally incurred by the Company to Data-Spec Taiwan, of which Mr. Song is the controlling shareholder. Subsequently, such Trade Payables were assigned by Data-Spec Taiwan to Mr. Song. During Fiscal 1999, the Company purchased approximately $3,966,000 of products from Data-Spec Taiwan. As of June 30, 1999, the Company had total trade payables of approximately $2,157,600 with Data-Spec Taiwan.

                     COMPARATIVE PERFORMANCE BY THE COMPANY

      The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock during the Company's last fiscal year with the cumulative total stockholder return during the same period on (1) a broad equity market index and (2) published industry index or peer group. Although the chart would normally be for a five-year period, the common stock of the Company began public trading on December 20, 1996, as successor to North American Energy of Delaware, Inc., and, accordingly, the following chart commences as of such date. This chart compares the Company's Common Stock with (1) the S&P 500 Composite Index and (2) the Dow Jones U.S. Technology Sector Index, and assumes an investment of $100 on December 20, 1996 in the Company's Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the Dow Jones U.S. Technology Sector Index.

PERFORMANCE GRAPH

VALUE OF $100 INVESTMENT


                                                                 Dow Jones U.S.
                  ORA Electronics,           S&P 500             Technology
                  Inc.                       Composite Index     Sector Index
--------------------------------------------------------------------------------
12/20/96                      $100                      $100              $100

3/31/97                       $109                      $101              $ 97

3/31/98                       $ 39                      $147              $142

3/31/99                       $ 16                      $172              $212
--------------------------------------------------------------------------------


                               COMPANY PROPOSALS

   The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting:

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

   The following people are nominated for election as directors to hold office for a term of one year expiring at the next succeeding Annual Meeting:

                           Gershon N. Cooper
                           John M. Burris
                           Matthew F. Jodziewicz
                           Ruth Cooper

   The nominees listed above are current members of the Board of Directors. All proxies received by the Board of Directors will be voted for the nominees if no directions to the contrary are given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of a nominee designated by the Board of Directors, or if none are so designated, will be voted according to the judgment of the person or persons voting the proxy. The Company's Bylaws fix the number of directors at five; accordingly, there will be one vacancy. Management is currently considering various candidates to fill this vacancy but has not identified a suitable candidate at this time. Proxies cannot be voted for a greater number of persons than the number of nominees named.

VOTE REQUIRED

   If applicable, the four nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES.

                                   PROPOSAL 2
                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

      The Company's Board of Directors has selected Richard & Hedrick ("R&H") as the Company's independent accountants for the fiscal year ending March 31, 2000. Although the appointment of R&H is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection. Proxies solicited by the Board will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

      The Company's financial statements for the fiscal years ended March 31,1999, March 31, 1998 and March 31, 1997 were audited by R&H.

      A representative of R&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

VOTE REQUIRED

      The affirmative vote of the majority of the shares of Common Stock voting at the Annual Meeting is required to ratify the selection of Richard & Hedrick as independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
------------------------------

      The following table sets forth information as of July 28, 1999, with respect to Common Stock of the Company owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. Except as noted below, and subject to applicable community property and similar laws, each stockholder has sole voting and investment powers with respect to the shares shown.

                                  Number of Shares            Percent of Shares
Name                              of Common Stock              Of Common Stock
----                              ---------------              ---------------

The Cooper Family Trust (1)(2)       5,000,000                       72.4%

Gershon N. Cooper (1)(3)             5,000,000                       72.4%

John M. Burris (1)                   0                               0

Matthew F. Jodziewicz (1)            0                               0

Ruth Cooper (1) (3)                  5,000,000                       72.4%

Jack D.W. Song (4)                   1,173,626                       17.0%

All directors and                    5,000,000                       72.4%
executive officers
as a group (4 persons)

------------------

(1) The mailing address of such person is c/o ORA Electronics, Inc., 9410 Owensmouth Ave., Chatsworth, California 91311.

(2) The shares held by the Cooper Family Trust are deemed beneficially owned by Gershon N. Cooper and Ruth Cooper, who have shared voting and investment power.

(3) All shares held by this person are held of record by the Cooper Family
    Trust.

(4) The mailing address of such person is 6F #219 Chingshan South Section 2, Taipei, Taiwan, ROC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange
Act") requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. To the Company's knowledge and except as previously disclosed, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its officers and directors and greater than ten percent beneficial owners complied with all
Section 16(a) filing requirements applicable to them with respect to transactions during Fiscal 1999.


                     STOCKHOLDER PROPOSALS AND NOMINATIONS

      Pursuant to the Company's Bylaws, no business proposal will be considered properly brought before the next annual meeting by a stockholder, and no nomination for the election of directors will be considered properly made at the next annual meeting by a stockholder, unless notice thereof, which contains certain information required by the Bylaws, is provided to the Company no later than 60 days nor more than 90 days prior to the next annual meeting, provided, however, that, in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

      Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 2000 Annual Meeting must submit such proposal so that it is received by the Company no later than March 31, 2000. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

                                 OTHER MATTERS

      While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the Board of Directors, however, to consider any additional matters that may be presented.

                         ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report for Fiscal 1999 is being mailed to stockholders together with this Proxy Statement

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors



                                    /s/ Matthew F. Jodziewicz
                                    -----------------------------------
                                    Matthew F. Jodziewicz,
                                    Secretary
Chatsworth, California
August 23, 1999

                                  ATTACHMENT A

                             ORA ELECTRONICS, INC.
              Annual Meeting of Shareholders - September 21, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ORA Electronics, Inc. (the "Company"), hereby appoints Gershon N. Cooper as the nominee of the undersigned to amend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on September 21, 1999 at 10:00 a.m. Pacific Daylight Time (for holders of shares as of August 2, 1999), and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated below.

1.    ELECTION OF DIRECTORS

      [ ]   FOR all nominees listed below      [ ]  WITHHOLD AUTHORITY to
                                                    vote for each nominee
                                                    listed below

      Gershon N. Cooper, John M. Burris, Matthew F. Jodziewicz, Ruth Cooper

      (INSTRUCTION: To withhold authority to vote for any nominee write names of such nominee(s) below).

--------------------------------------------------------------------------------

2. PROPOSAL BY ORA ELECTRONICS, INC. TO RATIFY THE APPOINTMENT OF RICHARD & HEDRICK AS THE COMPANY'S INDEPENDENT CERTIFYING ACCOUNTANTS.

             [ ] FOR               [ ] AGAINST            [ ] ABSTAIN

--------------------------------------------------------------------------------

                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE. The undersigned hereby appoints the proxy holders to vote as designated on this proxy, and in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                    Dated:  _____________, 1999



                                    ----------------------------
                                       Signature


                                    ----------------------------
                                    Signature if held jointly

                                    Please sign and date exactly as
                                    name(s) appear(s) hereon. When
                                    shares are held by joint tenants,
                                    both should sign. When signing as
                                    attorney, as executor, administrator,
                                    trustee or guardian, please give
                                    full title as such. If a
                                    corporation, please sign in full
                                    corporate name by President or
                                    other authorized officer. If a
                                    partnership, please sign as
                                    partnership name by authorized
                                    person.